SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2000

THE ANDERSONS, INC.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-1562374 (I.R.S. Employer Identification No.)

480 W. Dussel Drive, Maumee, Ohio (Address of principal executive offices)	43537 (Zip Code)

Registrant’s telephone number, including area code (419) 893-5050

Item 4. Change in Registrant’s Certifying Accountant.:

On February 25, 2000, The Andersons, Inc. determined that the firm of Ernst & Young LLP (E&Y) would no longer serve as the Company’s independent accounting firm, effective with the filing of the Company’s Form 10-K.

During the years ended December 31, 1999 and 1998 and the subsequent interim period, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have been referred to in their reports. E&Y’s reports on the Company’s financial statements for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent accountants was approved by the Audit Committee of the Company’s Board of Directors and the Board of Directors.

The Company has engaged PricewaterhouseCoopers LLP as its new independent accountants, also effective with the filing of the Company’s Form 10-K that is expected to be on or about March 10, 2000.

Attached as an exhibit to this Form 8-K is a letter from E&Y indicating their response to the statements made by the Company in this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Document
16(a)	Letter, dated March 1, 2000 from Ernst & Young
LLP to the Securities and Exchange Commission

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

Date: March 1, 2000	By:/s/Michael J. Anderson

Michael J. Anderson

President and Chief Executive Officer